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                           FIRST AMENDMENT AND WAIVER
                           TO BUSINESS LOAN AGREEMENT

THIS FIRST AMENDMENT AND WAIVER TO BUSINESS LOAN AGREEMENT (this "First Amendment") dated as of April 11, 1997, is made and entered into by and between ANGELES METAL TRIM CO., a California corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").

                                   RECITALS:

A. Borrower and Bank are parties to that certain Business Loan Agreement dated as of January 15, 1997 (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower in the aggregate principal amount at any one time outstanding not to exceed the lesser of (i) Four Million Dollars ($4,000,000) and (ii) the sum of (a) eighty percent (80%) of Borrower's Eligible Accounts and (b) fifty percent (50%) of Borrower's Eligible Inventory; provided, however, that the aggregate advance against Borrower's Eligible Inventory shall not exceed One Million Four Hundred Thousand Dollars ($ 1,400,000).

B. Pursuant to Subsection 4.1 (b) of the Agreement, Borrower agreed to maintain at all times from and after the date of the Agreement a ratio of total liabilities (as determined in accordance with generally accepted accounting principles) to Tangible Net Worth (as such term is defined in the Agreement) of not greater than 3.75 to 1.00. Borrower did not maintain a ratio of total liabilities to Tangible Net Worth of not greater than 3.75 to 1.00 for the two
(2) month period ended February 28, 1997, which failure constitutes an Event of Default under Subsection 5.3 of the Agreement. In addition, Borrower has informed Bank that Borrower will fail to maintain a ratio of total liabilities to Tangible Net Worth of not greater than 3.75 to 1.00 for the fiscal year of Borrower ending on December 31, 1997, which failure constitutes a prospective Event of Default under Subsection 5.3 of the Agreement. Borrower has requested that Bank agree to waive such Events of Default and prospective Event of Default. Bank is willing to so waive such Events of Default and prospective Event of Default, but subject to the terms and conditions of this First Amendment.

C. Pursuant to Subsection 4.3(d), Borrower agreed to have a perpetual inventory system operating and in place prior to March 31, 1997. Borrower has installed such perpetual inventory system; however, such perpetual inventory system was not operating prior to March 31, 1997. Borrower has requested that Bank agree to amend Subsection 4.3(d) to extend the deadline for such perpetual inventory system to be operating to June 30,1997.

D. As of February 28,1997, an overadvance in the principal amount of Two Hundred Ninety-Five Thousand Dollars ($295,000) was outstanding under the Borrowing Base Loan (as such term is defined in the Agreement) and Bank has requested that Borrower repay the amount of such overadvance.




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E.   Borrower and Bank also desire to amend the Agreement in certain other respects, but subject to the terms and conditions of this First Amendment.

                                   AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2. WAIVERS. Subject to the terms and conditions set forth in Sections 3, 5 and 6 of this First Amendment, Bank hereby waives (a) the Events of Default that occurred under Subsection 5.3 of the Agreement as a result of Borrower's failure, pursuant to Subsection 4.1(b) of the Agreement, to maintain a ratio of total liabilities to Tangible Net Worth for the two (2) month period ended February 28, 1997 of not greater than 3.75 to 1.00 and (b) the prospective
Event of Default that will occur under Subsection 5.3 of the Agreement as a result of Borrower's prospective failure, pursuant to Subsection 4.1(b) of the Agreement, to maintain a ratio of total liabilities to Tangible Net Worth for the fiscal year ending December 31,1997 of not greater than 3.75 to 1.00.

3. WAIVERS LIMITED. The waivers provided for in Section 2 of this First Amendment are limited precisely as written and shall not be deemed to excuse Borrower's performance of Subsection 4.1(b) of the Agreement subsequent to December 31, 1997 or any other condition, covenant or term contained in the Agreement or any other Loan Document. Any failure or delay on the part of Bank in the exercise of any right, power or privilege under the Agreement or any other Loan Document shall not operate as a waiver thereof.

4.   AMENDMENTS TO AGREEMENT.

     (a) Subsection 1.2 of the Agreement is hereby amended by adding the following parenthetical phrase after the percentage "50%" appearing in the fourth line thereof:

     "(or, as provided for and subject to the conditions set forth in Subsection 4.3(d) hereof, 40%)"

     (b) Subsection 4.1(a) of the Agreement is hereby amended to read in full as follows:

            "(a) Commencing January 31, 1997, Working Capital of not less than Three Hundred Thousand Dollars ($300,000). As used herein, 'Working Capital' shall mean the excess of Borrower's current assets over Borrower's current liabilities."




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     (c) Subsection 4.3(d) of the Agreement is hereby amended to read full as follows:

            "(d) On or before June 30, 1997, a perpetual inventory system for Borrower shall be in place and operating and Borrower's auditors shall have submitted to Bank a letter certifying that such system is in place and operating. Within thirty (30) days after Bank's receipt of such letter, Bank shall independently audit and verify the adequacy of such system. In the event that either of the aforementioned requirements is not satisfied on or before June 30, 1997, the advance rate against Borrower's Eligible Inventory provided for in Subsection 1.2 of this Agreement shall be forty percent (40%) rather than fifty percent (50%), effective on August 1, 1997 and continuing until such time, if at all, as such system is in place and operating and so audited and verified, at which time the advance rate against Borrower's Eligible Inventory under Subsection 1.2 of this Agreement shall again be fifty percent (50%)."

     (d) Subsection 4.11 of the Agreement is hereby amended by adding the following sentence at the end thereof:

     "Notwithstanding the foregoing, Borrower may borrow an amount not exceeding Three Hundred Thousand Dollars ($300,000) (the 'Subordinated Loan') from Stone Pine Colorado, LLC, Consolidated Capital of North America, Inc. and ERB Acquisition Group, LLC (collectively, 'Subordinating Creditors') so long as
(a) the proceeds of the Subordinated Loan are promptly paid by Borrower to Bank to repay in full the overadvance under the Borrowing Base Loan outstanding immediately prior to the date of the First Amendment to this Agreement and (b) the Subordinated Loan is subordinated to the Obligations owing by Borrower to Bank hereunder and under the other Loan Documents pursuant to a Subordination Agreement executed by Subordinating Creditors in a form reasonably acceptable to Bank."

     (e) Subsection 4.12 of the Agreement is hereby amended to read in full as follows:

     "4.12 Not, and will not permit any guarantor to, without Bank's prior written consent, liquidate, dissolve, enter into any consolidation, merger, partnership or other combination, or convey, sell or lease all or the greater part of its assets or business, or purchase or lease all or the greater part of the assets or business of any other person or entity; provided, however, that Borrower may permit Angeles Acquisition Corp. to merge into Borrower so long as
(i) no Event of Default or event which, with notice or the lapse of time, or both, would constitute an Event of Default, has occurred and is continuing or would result from such merger, (ii) Borrower is the surviving corporation of such merger, (iii) Bank shall have received a proforma balance sheet and income statement for the surviving corporation of such merger on or before April 30,1997 prepared by a CPA firm satisfactory to Bank, (iv) that the financial effects of the merger as set forth in the proforma balance sheet and income statement shall be satisfactory to Bank and (v) as a result of such merger, Borrower shall be the wholly-owned subsidiary of Consolidated Capital of North America, Inc."




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     (f) Section 4 of the Agreement is hereby further amended by renumbering
Subsection 4.16 as Subsection 4.17 and by adding a new Subsection 4.16 thereto, which shall read in full as follows:

     "4.16 Not make any payment or prepayment of principal or interest on any of the obligations owing by Borrower to Daniel Kingston Cable, except that rental payments by Borrower to Daniel Kingston Cable shall be permitted. Amounts owed to Daniel Kingston Cable may be satisfied through the issuance of Consolidated's equity securities."

5. EFFECTIVENESS OF THIS FIRST AMENDMENT. This First Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

     (a) A counterpart of this First Amendment, duly executed by Borrower and acknowledged by Angeles Acquisition Corp., as guarantor, where indicated hereinbelow;

     (b) A principal payment in an amount not less than the amount sufficient to repay in full the overadvance under the Borrowing Base Loan outstanding immediately prior to the date of this Agreement, which payment shall be promptly applied by Bank to repay in full such overadvance;

     (c) A new Continuing Guaranty, on Bank's standard form therefor, duly executed by Consolidated Capital of North America, Inc. ("Consolidated"), whereby Consolidated shall unconditionally guarantee the Obligations of Borrower under and as defined therein; provided, however, that Consolidated's liability thereunder for principal (excluding accrued interest and Bank's expenses) shall not exceed Four Million Dollars ($4,000,000);

     (d) An Alternative Dispute Resolution Agreement, on Bank's standard form therefor, relating to the determination of claims and controversies under the new Continuing Guaranty, duly executed by Consolidated;

     (e) An Authorization to Obtain Credit, Grant Security, Guarantee or Subordinate, on Bank's standard form therefor, attesting to the resolution of the board of directors of Consolidated authorizing the execution and delivery of the new Continuing Guaranty described in subparagraph (c) hereinabove;

     (f) Borrower's accounts receivable balance for the week ending on such date, and Borrower agrees to furnish same on a weekly basis until June 30, 1997, and on a daily basis thereafter;

     (g) A Subordination Agreement on Bank's standard form therefor (the "Subordination Agreement"), duly executed by Stone Pine Colorado, LLC, Consolidated Capital of North America, Inc. and ERB Acquisition Group, LLC (collectively, "Subordinating Creditors"), as subordinating creditors, in favor of Bank, pursuant to which Subordinating Creditors shall unconditionally subordinate the obligations owing by




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Borrower to them pursuant to that certain promissory note dated April 9, 1997 in the principal amount of Three Hundred Thousand Dollars ($300,000) (the "Subordinated Note") to the Obligations owing by Borrower to Bank under the Agreement and under the other Loan Documents. The Subordination Agreement shall provide, among other things, that so long as no Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, has occurred and is continuing at the time of such payment, Subordinating Creditors shall be entitled to receive regularly scheduled payments of principal and interest (i.e., not prepayments or payments made as a result of acceleration) on the Subordinated Note;

     (h) Alternative Dispute Resolution Agreements, each on Bank's standard form therefor, relating to the determination of claims and controversies under the Subordination Agreement described in subparagraph (g) herein above, duly executed by Subordinating Creditors;

     (i) Authorizations to Obtain Credit, Grant Security, Guarantee or Subordinate, each on Bank's standard form therefor, attesting to the resolutions of the board of directors, managers or members, as the case may be, of Subordinating Creditors authorizing the execution and delivery of the Subordination Agreement described in subparagraph (g) hereinabove;

     (j) Copies of the articles of incorporation, articles of organization, operating agreements and other similar organizational documents of Subordinating Creditors, as required by Bank;

     (k) A fee in connection with the waiver and amendments provided for in this First Amendment in the sum of Five Thousand Dollars ($5 000); and

     (l) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

6. CONDITION SUBSEQUENT. Borrower agrees to furnish to Bank, on or before May 10, 1997, (a) bi-weekly cash flow projections of Borrower for the months of May, 1997 and June, 1997, in form and substance satisfactory to Bank, and (b) a revised projected income statement of Borrower for the fiscal year of Borrower ending December 31, 1997, in form and substance satisfactory to Bank. Upon Bank's receipt and review of the Items described in subparagraphs (a) and (b) of this Section 6, Bank reserves the right, in its sole discretion, to require a further amendment or amendments to the Agreement. Borrower's failure to furnish Bank with any of the items described in subparagraphs (a) and (b) of this Section 6 or to execute and deliver such further amendment or amendments to Bank shall constitute an Event of Default under the Agreement, and entitle Bank to exercise any of its rights and remedies thereunder.





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7.   RATIFICATION.


     (a) Except as specifically amended herein above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

     (b) Upon the effectiveness of this First Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this First Amendment.

8. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

     (a) Each of the representations and warranties contained in Section 3 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

     (b) The execution, delivery and performance of this First Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

     (c) This First Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

     (d) Except as provided herein above, no event has occurred and is continuing or would result from this First Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

9. GOVERNING LAW. This First Amendment shall be deemed a contract under 'and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

10. COUNTERPARTS. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.




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WITNESS the due execution hereof as of the date first above written



ANGELES METAL TRIM CO.

By: /s/ Ronald F. Martin
    ------------------------------------------
Title: President
       ---------------------------------------

By: /s/ Donald R. Jackson
    ------------------------------------------
Title: Vice President, Secretary and Treasurer
       ---------------------------------------


UNION BANK OF CALIFORNIA, N.A.

By: /s/ Jon E. Strayer
    ------------------------------------------
Title: Vice President
       ---------------------------------------


                      Acknowledgment of Existing Guarantor

The undersigned, as the existing Guarantor pursuant to that certain Continuing Guaranty dated as of January 15, 1997 (the "Guaranty"), hereby consents to the foregoing First Amendment and acknowledges and agrees, without in any manner limiting or qualifying its obligations under the Guaranty, that payment of the Obligations (as such term is defined in the Guaranty) and the punctual and faithful performance, keeping, observance and fulfillment by Borrower of all of the agreements, conditions, covenants and obligations of Borrower contained in the Agreement are and continue to be unconditionally guaranteed by the undersigned pursuant to the Guaranty.


ANGELES ACQUISITION CORP.

By: /s/ Jeffrey R. Leach
    ------------------------------------------
Title: President
       ---------------------------------------

By: /s/ Donald R. Jackson
    ------------------------------------------
Title: Secretary and Treasurer
       ---------------------------------------




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